Exhibit 99.2

M A C K - C A L I  R E A L T Y  C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Mack-Cali Realty Corporation

Reports Third Quarter 2019 Results

Jersey City, New Jersey – October 30, 2019 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2019.

THIRD QUARTER 2019 HIGHLIGHTS

-	Reported net income (loss) of $(0.65) per diluted share for the quarter and net income of $1.59 per diluted share for the nine months ended September 30, 2019;

-	Achieved Core Funds from Operations per diluted share of $0.38 for the third quarter;

-	Leased 69,650 sq. ft. of commercial space: 31,285 sq. ft. on the Waterfront, 34,714 sq. ft. class A suburban and suburban, and 3,651 sq. ft. non-core; growing Core portfolio office rental rates by 10.9% on a cash basis and 22.4% on a GAAP basis;

-	Core office portfolio was 80.8% leased, with the class A suburban portfolio at 90.0%, Suburban 79.1% and Waterfront 77.9% leased at September 30, 2019;

-	Roseland's 7,910-unit multifamily stabilized portfolio was 97.0% leased at September 30, 2019, with an average rent of $2,767 per unit;

-	Roseland's same-store portfolio, which has grown to 5,673 units, experienced a 2.7% increase in NOI over third quarter 2018. Over the same period, revenues grew 1.1%, and expenses decreased by 1.4%;

-	Acquired Liberty Towers Apartments, a 648-unit residential community located in Jersey City, NJ, for a purchase price of $409 million;

-	In October, completed the sale of its Overlook Ridge properties located in Malden and Revere, MA for $411.5 million; and

-	Declared $0.20 per share quarterly common stock dividend.

Michael J. DeMarco, Chief Executive Officer stated, “We continue to build on our position as the dominant residential and office owner in key New Jersey markets with a portfolio that provides fresh, state of the art, Live-Work-Play properties. While office leasing has been softer than anticipated on the waterfront, interest and traffic remain positive, with leasing in our multi-tenant properties continuing to build. With the recently completed sale of our Overlook Ridge properties and Liberty Towers acquisition, we continue to intensify our focus on our waterfront strategy in our ongoing efforts to add shareholder value.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended September 30, 2019 amounted to $(55.9) million, or $(0.65) per share, as compared to $(1.5) million, or $(0.05) per share, for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, net income available to common shareholders equaled $166.5 million, or $1.59 per share, as compared to $40.3 million, or $0.35 per share, for the same period last year.

Funds from operations (FFO) for the quarter ended September 30, 2019 amounted to $31.5 million, or $0.31 per share, as compared to $42.7 million, or $0.42 per share, for the quarter ended September 30, 2018. For the nine months ended September 30, 2019, FFO equaled $103.9 million, or $1.03 per share, as compared to $121.4 million, or $1.21 per share, for the same period last year.

For the third quarter 2019, Core FFO was $38.2 million, or $0.38 per share, as compared to $43.3 million, or $0.43 per share for the same period last year. For the nine months ended September 30, 2019, Core FFO equaled $119.0 million, or $1.18 per share, as compared to $139.2 million, or $1.38 per share, for the same period last year.

OPERATING HIGHLIGHTS

Office

The Company's consolidated Core office properties were 80.8 percent leased at September 30, 2019, as compared to 79.8 percent leased at June 30, 2019 and 84.2 percent leased at September 30, 2018.

Third quarter 2019 same-store GAAP revenues for the office portfolio increased by 1.1 percent while same-store GAAP NOI increased by 1.0 percent from the same period in 2018. Third quarter 2019 same store cash revenues for the office portfolio declined by 2.2 percent while same store cash NOI fell by 4.4 percent from 2018. Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments.

For the quarter ended September 30, 2019, the Company executed 14 leases at its consolidated in-service commercial portfolio, totaling 69,650 square feet. Of these totals, six leases for 43,240 square feet (62.1 percent) were for new leases and eight leases for 26,410 square feet (37.9 percent) were lease renewals and other tenant retention transactions.

Rental rate roll-up for the Core portfolio for third quarter 2019 transactions was 10.9 percent on a cash basis and 22.4 percent on a GAAP basis. Rental rate roll-up in the third quarter 2019 for new transactions was 21.6 percent on a cash basis and 47.9 percent on a GAAP basis; and for renewals and other tenant retention transactions was 5.7 percent on a cash basis and 11.7 percent on a GAAP basis.

Multifamily

Roseland's comparative stabilized operating portfolio was 97.0 percent leased at September 30, 2019, as compared to 97.7 percent at June 30, 2019. Same-store revenues, inclusive of the negative impacts from the Company’s active renovation program at Marbella and Monaco, increased by 1.1 percent, resulting in same-store net operating income growth of 2.7 percent for the third quarter 2019. Additional residential transaction highlights summarized below.

TRANSACTION ACTIVITY

For the third quarter 2019, the Company completed a number of acquisitions, financings and asset sales including the following:

• In August, the Company secured a $150 million mortgage on its 111 River office asset in Hoboken, NJ, and used the proceeds primarily to pay down unsecured corporate debt;

• In late September, the Company acquired Liberty Towers Apartments, a 648-unit residential community in Jersey City, NJ, for a purchase price of $409 million; the acquisition was partially funded by a five-year $232 million financing;

• In late September, the Company closed a construction loan on 233 Canoe Brook, a 195-unit residential development in Short Hills, NJ;

• In October, the Company secured a $74 million bridge loan on the Marriott Hotels at Port Imperial with an additional $20 million of proceeds availability;

• In October, the Company completed the sale of its 1,386-unit residential community in Malden and Revere, MA for $411.5 million in closing out a 1031 Exchange with the Liberty Towers acquisition;

• In October, the Company sold 3600 Route 66, a 180,000-square-foot fully leased office building in Neptune, NJ for $26.05 million ($145 PSF);

• In October, the Company received its portion of proceeds from the sale of its URBY Tax credit totaling approximately $2.6 million. This gain will be recognized in the fourth quarter.

BALANCE SHEET/CAPITAL MARKETS

As of September 30, 2019, the Company had a debt-to-undepreciated assets ratio of 47.6 percent compared to 42.7 percent at June 30, 2019 and 45.8 percent at September 30, 2018. Net debt to adjusted EBITDA for the quarter ended September 30, 2019 was 11.4x (10.0x after closing of Boston multifamily asset sales) compared to 9.3x for the quarter ended December 31, 2018. The Company's interest coverage ratio was 2.9x for the quarter ended September 30, 2019, compared to 3.1x for the quarter ended December 31, 2018.

DIVIDEND

In September 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the third quarter 2019, which was paid on October 11, 2019 to shareholders of record as of October 4, 2019.

GUIDANCE AND OUTLOOK

The Company is narrowing its Core FFO guidance to $1.59 - $1.64 per diluted share for full year 2019 from its previous Core FFO guidance of $1.58 - $1.66 per diluted share as follows:

	Full Year
	2019 Range
Net income (loss) available to common shareholders	$2.00	-	$2.05
Add (deduct):
Real estate-related depreciation and amortization on continuing operations		1.53
Redemption value adjustment to redeemable noncontrolling interest		0.25
Property impairments		0.12
Gain on change of control of interests		(0.14)
Gain on sale of investment in unconsolidated joint venture		(0.01)
Realized (gains) losses and unrealized losses on disposition of rental property, net		(2.31)
Gain (loss) on early extinguishment of debt, net		(0.02)
Severance and separation costs		0.02
Management contract termination costs		0.01
Land and other impairments		0.09
Proxy fight costs		0.04
New payroll tax consulting costs		0.01
Core FFO	$1.59	-	$1.64

2019 Guidance Assumptions	($ in millions)
	Revised
	Low	High
Office Occupancy (year-end % leased)	79%	81%
Office Same Store GAAP NOI Growth	(4)%	(1)%
Office Same Store Cash NOI Growth	(9)%	(6)%
Multifamily Same Store NOI Growth	1.75%	3.25%
Straight-Line Rent Adjustment & FAS 141 Mark-to-Market Rent Adjustment	$16	$19
Dispositions (Excluding Flex)	$190	$240
Base Building Capex	$8	$13
Leasing Capex	$50	$65
G&A (Net of Severance Costs)	$46	$50
Interest Expense	$95	$100
Topic 842	$2.0	$2.6

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for October 31, 2019 at 8:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/ax4wdip2

The live conference call is also accessible by calling (323) 994-2082 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 10:30 a.m. Eastern Time on October 31, 2019.

A replay of the call will also be accessible October 31, 2019 through November 7, 2019 by calling (719) 457-0820 and using the pass code, 5375853.

Copies of Mack-Cali’s third quarter 2019 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2019 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Third Quarter 2019 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Senior Vice President, Corporate Communications
	(732) 590-1589	(732) 590-1035	and Investor Relations
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	(732) 590-1025
investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
REVENUES
Revenue from leases	$116,716	$119,895	$356,515	$359,473
Real estate services	3,411	4,432	10,783	13,167
Parking income	5,766	5,499	16,270	16,583
Hotel income	3,325	-	5,702	-
Other income	2,666	2,288	7,324	8,447
Total revenues	131,884	132,114	396,594	397,670

EXPENSES
Real estate taxes	16,255	15,680	49,929	52,007
Utilities	7,889	9,990	25,796	30,049
Operating services	27,236	27,107	78,359	75,664
Real estate services expenses	3,905	4,400	12,150	13,696
Leasing personnel costs	534	-	1,818	-
General and administrative	12,054	11,620	41,074	41,160
Depreciation and amortization	49,538	45,813	146,936	128,523
Property impairments	5,894	-	11,696	-
Land and other impairments	6,345	-	8,844	-
Total expenses	129,650	114,610	376,602	341,099

OTHER (EXPENSE) INCOME
Interest expense	(23,450)	(21,094)	(71,739)	(60,168)
Interest and other investment income (loss)	189	851	1,528	2,620
Equity in earnings (loss) of unconsolidated joint ventures	(113)	(687)	(882)	833
Gain on change of control of interests	-	14,217	13,790	14,217
Realized gains (losses) and unrealized losses on disposition of rental property, net	(35,079)	(9,102)	233,285	50,094
Gain (loss) on disposition of developable land	296	-	566	-
Gain on sale of investment in unconsolidated joint venture	-	-	903	-
Gain (loss) from extinguishment of debt, net	(98)	-	1,801	(10,289)
Total other income (expense)	(58,255)	(15,815)	179,252	(2,693)
Net income (loss)	(56,021)	1,689	199,244	53,878
Noncontrolling interest in consolidated joint ventures	405	451	2,500	576
Noncontrolling interest in Operating Partnership	6,159	167	(19,087)	(4,574)
Redeemable noncontrolling interests	(6,471)	(3,785)	(16,144)	(9,573)
Net income (loss) available to common shareholders	$(55,928)	$(1,478)	$166,513	$40,307

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.65)	$(0.05)	$1.59	$0.35

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.65)	$(0.05)	$1.59	$0.35

Basic weighted average shares outstanding	90,584	90,468	90,539	90,355

Diluted weighted average shares outstanding	100,560	100,712	100,802	100,684

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(55,928)	$(1,478)	$166,513	$40,307
Add (deduct): Noncontrolling interest in Operating Partnership	(6,159)	(167)	19,087	4,574
Real estate-related depreciation and amortization on continuing operations (a)	52,582	49,433	154,615	140,816
Property impairments	5,894	-	11,696	-
Gain on change of control of interests	-	(14,217)	(13,790)	(14,217)
Gain on sale of investment in unconsolidated joint venture	-	-	(903)	-
Realized (gains)/losses and unrealized losses on disposition of rental property, net	35,079	9,102	(233,285)	(50,094)
Funds from operations (b)	$31,468	$42,673	$103,933	$121,386

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	98	-	(1,801)	10,289
Land and other impairments	6,345	-	8,844	-
Gain on disposition of developable land	(296)	-	(566)	-
Severance/separation costs on management restructuring	277	640	1,839	7,487
Dead deal costs	271	-	271	-
Management contract termination costs	-	-	1,021	-
Proxy fight costs	-	-	4,171	-
New payroll tax consulting costs	-	-	1,313	-
Core FFO	$38,163	$43,313	$119,025	$139,162

Diluted weighted average shares/units outstanding (c)	100,560	100,712	100,802	100,684

Funds from operations per share/unit-diluted	$0.31	$0.42	$1.03	$1.21

Core funds from operations per share/unit diluted	$0.38	$0.43	$1.18	$1.38

Dividends declared per common share	$0.20	$0.20	$0.60	$0.60

Dividend payout ratio:
Core Funds from operations-diluted	52.70%	46.50%	50.81%	43.41%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements (d)	$3,091	$2,208	$6,406	$4,597
Tenant improvements & leasing commissions (e)	$7,245	$4,467	$19,976	$26,874
Tenant improvements & leasing commissions on space vacant for more than a year	$6,138	$7,782	$13,836	$22,328
Straight-line rent adjustments (f)	$3,625	$1,901	$10,532	$4,394
Amortization of (above)/below market lease intangibles, net (g)	$1,057	$892	$3,152	$4,335
Amortization of stock compensation	$2,061	$1,897	$6,289	$5,337
Amortization of lease inducements	$(108)	$214	$475	$766
Non real estate depreciation and amortization	$611	$535	$1,661	$1,582
Amortization of deferred financing costs	$1,121	$1,302	$3,478	$3,543

(a)	Includes the Company's share from unconsolidated joint ventures of $3,655 and $4,155 for the three months ended September 30, 2019 and 2018, respectively, and $9,341 and $13,873 for the nine months ended September 30, 2019 and 2018, respectively. Excludes non-real estate-related depreciation and amortization of $611 and $535 for the three months ended September 30, 2019 and 2018, respectively, and $1,661 and $1,582 for the nine months ended September 30, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,852 and 10,189 shares for the three months ended September 30, 2019 and 2018, respectively, and 9,960 and 10,214 for the nine months ended September 30, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	The three and nine months ended September 30, 2019 amounts include a year-to-date true up of $834 in residential Cap Ex expended but not included in the first six months of 2019.
(e)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(f)	Includes free rent of $5,853 and $3,643 for the three months ended September 30, 2019 and 2018, respectively, and $16,095 and $12,117 for the nine months ended September 30, 2019 and 2018, respectively. Also, includes the Company's share from unconsolidated joint ventures of $266 and $(96) for the three months ended September 30, 2019 and 2018, respectively, and $(59) and $(790) for the nine months ended September 30, 2019 and 2018, respectively.
(g)	Includes the Company's share from unconsolidated joint ventures of $0 and $0 for the three months ended September 30, 2019 and 2018, respectively, and $0 and $107 for the nine months ended September 30, 2019 and 2018, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(0.65)	$(0.05)	$1.59	$0.35
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.52	0.49	1.53	1.40
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.03	0.25	0.10
Property impairments	0.06	-	0.12	-
Gain on change of control of interests	-	(0.14)	(0.14)	(0.14)
Gain on sale of investment in unconsolidated joint venture	-	-	(0.01)	-
Realized (gains) losses and unrealized losses on disposition of rental property, net	0.35	0.09	(2.31)	(0.50)
Noncontrolling interest/rounding adjustment	-	-	-	-
Funds from operations (b)	$0.31	$0.42	$1.03	$1.21

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	-	-	(0.02)	0.10
Land and other impairments	0.06	-	0.09	-
Gain on disposition of developable land	-	-	(0.01)	-
Severance/separation costs on management restructuring	-	0.01	0.02	0.07
Management contract termination costs	-	-	0.01	-
Proxy fight costs	-	-	0.04	-
New payroll tax consulting costs	-	-	0.01	-
Noncontrolling interest/rounding adjustment	0.01	-	0.01	-
Core FFO	$0.38	$0.43	$1.18	$1.38

Diluted weighted average shares/units outstanding (c)	100,560	100,712	100,802	100,684

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.05 for the three months ended September 30, 2019 and 2018, respectively, and $0.13 and $0.15 for the nine months ended September 30, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,852 and 10,189 shares for the three months ended September 30, 2019 and 2018, respectively, and 9,960 and 10,214 for the nine months ended September 30, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	September 30,	December 31,
	2019	2018
Assets
Rental property
Land and leasehold interests	$881,665	$807,236
Buildings and improvements	4,361,766	4,109,797
Tenant improvements	283,933	335,266
Furniture, fixtures and equipment	72,645	53,718
	5,600,009	5,306,017
Less – accumulated depreciation and amortization	(896,777)	(1,097,868)
	4,703,232	4,208,149
Rental property held for sale, net	384,138	108,848
Net investment in rental property	5,087,370	4,316,997
Cash and cash equivalents	34,768	29,633
Restricted cash	19,635	19,921
Investments in unconsolidated joint ventures	213,499	232,750
Unbilled rents receivable, net	96,238	100,737
Deferred charges, goodwill and other assets, net	261,175	355,234
Accounts receivable, net of allowance for doubtful accounts of $1,401 and $1,108	8,250	5,372

Total assets	$5,720,935	$5,060,644

Liabilities and Equity
Senior unsecured notes, net	$571,191	$570,314
Unsecured revolving credit facility and term loans	487,736	790,939
Mortgages, loans payable and other obligations, net	2,092,632	1,431,398
Dividends and distributions payable	22,051	21,877
Accounts payable, accrued expenses and other liabilities	199,203	168,115
Rents received in advance and security deposits	41,596	41,244
Accrued interest payable	15,548	9,117
Total liabilities	3,429,957	3,033,004
Commitments and contingencies

Redeemable noncontrolling interests	500,119	330,459

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized, 90,551,967 and 90,320,306 shares outstanding	906	903
Additional paid-in capital	2,538,046	2,561,503
Dividends in excess of net earnings	(969,858)	(1,084,518)
Accumulated other comprehensive income (loss)	167	8,770
Total Mack-Cali Realty Corporation stockholders’ equity	1,569,261	1,486,658

Noncontrolling interests in subsidiaries:
Operating Partnership	172,838	168,373
Consolidated joint ventures	48,760	42,150
Total noncontrolling interests in subsidiaries	221,598	210,523

Total equity	1,790,859	1,697,181

Total liabilities and equity	$5,720,935	$5,060,644